Exhibit 99.1 October 30, 2006 FOR IMMEDIATE RELEASE Investor Contact: Mark Warren (205) 298-3220 Media Contact: David Donaldson (205) 298-3220
VULCAN ANNOUNCES RECORD THIRD QUARTER SALES AND EARNINGS Earnings Per Share From Continuing Operations Up 49% Year-To-Date

Birmingham, Alabama - October 30, 2006 - Vulcan Materials Company (NYSE:VMC) announced today that third quarter net sales, operating earnings and earnings per share from continuing operations were at record levels. Net sales increased 13 percent while operating earnings and earnings per share increased 25 percent and 18 percent respectively, compared to the third quarter last year.

Net sales increased approximately $99 million to $848 million. The average price for aggregates in the third quarter increased 15 percent from the prior year's third quarter, driving operating earnings and margins higher than last year on 6.6 percent lower shipments. Earnings from continuing operations were $1.45 per diluted share, compared to $1.23 per diluted share in the prior year. The effective tax rate from continuing operations increased to 31.0 percent from 25.8 percent in the prior year due to income tax adjustments that were $0.07 per diluted share less favorable. Earnings per share for the current quarter include $0.03 due to an increase in the carrying value of the ECU earn-out, compared to the $0.06 recorded in the third quarter of 2005 (see Table E). Third quarter net earnings were $1.39 per diluted share and include a $0.06 per diluted share loss from discontinued operations.

Don James, Vulcan's Chairman and Chief Executive Officer, stated, "Sales increased in each of our major end use markets leading to higher operating earnings. Our employees achieved these outstanding results in the face of slower residential construction activity in many markets and some temporary deferrals of highway projects resulting from escalating liquid asphalt costs that sharply exceeded prior estimates for these projects. While the excess supply of single family houses is likely to restrain new construction in many markets into 2007, the recent trend of falling liquid asphalt and diesel costs should bring highway bids back in line with project estimates in the future."

Gross profit increased 20 percent as price increases more than offset the effects of lower volumes and higher costs for liquid asphalt, cement, diesel fuel and electricity. As a percent of net sales, gross profit improved to 32 percent from the prior year's level of 30 percent. In California, Vulcan's largest state by revenue, gross profit increased over 40 percent. Earnings growth in California more than offset the effects of lower aggregates volumes due in part to wet weather conditions in the second half of the quarter in Virginia, North Carolina and Illinois.

Earnings and margins from asphalt and concrete product lines improved as price increases more than offset lower volumes and the effects of higher costs for liquid asphalt, cement and internally transferred aggregates.

Other income decreased approximately $6 million from the prior year's third quarter due primarily to a smaller increase in the carrying value of the ECU earn-out. The third quarter 2006 increase in the value of the earn-out was $4.7 million, or $0.03 per diluted share. This earn-out agreement is accounted for as a derivative instrument, with any adjustments to the carrying value recorded as other income or charges from continuing operations (Table E). We received the first ECU earn-out payment of approximately $128 million during the third quarter. This earn-out runs for four additional years with total cash receipts capped at $150 million.

Last year's tax rate reflected a reduction in estimated income tax liabilities for prior years and a favorable settlement of federal income tax refund claims representing approximately $0.10 per diluted share. Favorable tax adjustments in 2006 totaled $0.03 per diluted share.

Through the first nine months of 2006, net cash provided by operating activities was $364 million, an increase of $90 million from the prior year's amount of $274 million.

During the third quarter, the Company purchased 2,238,939 shares of its common stock at a total cost of approximately $169 million, representing an average cost of $75.50 per share. Year-to-date, the Company has purchased 6,746,261 shares at a total cost of approximately $522 million, representing an average cost of $77.37 per share.

All results are unaudited.

2006 Outlook

Mr. James stated, "Through the first nine months of 2006, sales and earnings growth significantly exceeded last year's record results due to improved pricing and margins in all key products. We expect this pricing momentum to continue and we anticipate strong growth in sales and earnings in the fourth quarter. For the full year, we now expect aggregates pricing to improve 14 percent on flat to slightly lower volumes compared to last year's record levels, assuming typical weather patterns in the fourth quarter. Overall, we now expect 2006 earnings from continuing operations of $4.55 to $4.80 per diluted share, compared to the $3.30 per diluted share reported in 2005.

"Our 2006 earnings guidance for continuing operations reflects $0.05 per diluted share in expense referable to stock options for the full year, including $0.01 in the fourth quarter. Our 2005 earnings from continuing operations did not include any expense for stock options.

"We continue to generate significant value for our shareholders through the development and sale of reclaimed and surplus real estate. In the fourth quarter, we anticipate closing a real estate sale contract in California that would result in a net after-tax gain of $0.26 per diluted share. This gain is not included in the $4.55 to $4.80 per diluted share earnings guidance for 2006.

"Additionally, our current year earnings guidance does not assume any potential adjustment in the carrying value of the ECU earn-out beyond the $0.17 per diluted share recorded through the first nine months of 2006.

"Costs related to our former Chemicals business should result in a full year loss of $0.10 per diluted share from discontinued operations in 2006, including $0.01 in the fourth quarter."

2007 Outlook

Commenting on Vulcan's outlook for 2007, Mr. James stated, "We are uniquely positioned as a leading supplier of aggregates. Our coast-to-coast footprint includes approximately 300 aggregates facilities serving many of the fastest growing U.S. markets. We expect continued strong growth in sales and earnings in these key markets.

"We see excellent potential for additional growth, given relatively low interest rates, falling office vacancy rates and the solid fiscal condition of most states, coupled with projected increases in the more aggregate-intensive infrastructure and private non-residential end use markets. So far in 2006, construction cost inputs for highway projects have increased significantly, particularly liquid asphalt and diesel fuel, resulting in some delays for new contract awards. However, we expect highway construction to pick up significantly in 2007, as a result of higher state tax revenues and an increase of $3.4 billion in the federal highway authorization for fiscal year 2007, along with moderating liquid asphalt costs. Approximately 75 percent of our aggregates shipments go to public infrastructure and private nonresidential construction.

"The residential construction slowdown in the U.S. is well documented and has contributed to lower aggregates shipments in several of our markets. However, with mortgage interest rates at relatively low historical levels and household formations increasing in high growth markets, residential construction has the potential to stabilize in 2007 once the excess supply of new houses has diminished.

"Our preliminary outlook for 2007 earnings from continuing operations is $5.25 to $5.65 per diluted share. This represents projected earnings growth of approximately 25 percent compared to 2006, when $0.32 per diluted share referable to ECU adjustments and the gain on sale of contractual rights to mine a quarry in Atlanta, Georgia is excluded from 2006 earnings. We are in the process of fully developing our 2007 operating plans and will provide more definitive sales and earnings guidance when we issue our fourth quarter 2006 financial results."

In keeping with past practice, the Company will give quarterly and annual earnings guidance. The Company will issue press releases to revise such guidance if it is reasonably certain that comparable earnings per share, on either a quarterly or an annual basis, will be outside its latest published estimates.

Conference Call

Vulcan will host a conference call at 10:00 a.m. CST on October 31, 2006. Investors and other interested parties may access the teleconference live by calling (866) 356-3095 approximately 10 minutes before the scheduled start. International participants can dial (617) 597-5391. The access code is 88602887. A live webcast will be available via the Internet through Vulcan's home page at vulcanmaterials.com. The conference call will be recorded and available for replay approximately two hours after the call through November 7, 2006.

Vulcan Materials Company, a member of the S&P 500 index, is the nation's largest producer of construction aggregates and a major producer of other construction materials.

Certain matters discussed in this release, including expectations regarding future performance, contain forward-looking statements that are subject to risks, assumptions and uncertainties that could cause actual results to differ materially from those projected. These risks, assumptions and uncertainties include, but are not limited to, those associated with general economic and business conditions; changes in interest rates; the timing and amount of federal, state and local funding for infrastructure; changes in the level of spending for residential and private nonresidential construction; the highly competitive nature of the construction materials industry; pricing; weather and other natural phenomena; energy costs; costs of hydrocarbon-based raw materials; increasing healthcare costs; the timing and amount of any future payments to be received by the Company under two earn-outs contained in the agreement for the divestiture of the Company's Chemicals business; and other risks, assumptions and uncertainties detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year. Forward-looking statements speak only as of the date hereof, and Vulcan assumes no obligation to update such statements.

TABLE A
Vulcan Materials Company and Subsidiary Companies
	(Amounts and shares in thousands, except per share data)
Consolidated Statements of Earnings (Condensed and unaudited)	Three Months Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005

Net sales
Delivery revenues
Total revenues

Cost of goods sold
Delivery costs
Cost of revenues

Gross profit
Selling, administrative and general expenses
Other operating (income) expense, net
Operating earnings

Other income, net
Interest income
Interest expense
Earnings from continuing operations
   before income taxes
Provision for income taxes
Earnings from continuing operations
Earnings (loss) on discontinued operations, net of tax
Net earnings

Basic earnings (loss) per share:
   Earnings from continuing operations
   Discontinued operations
   Net earnings per share

Diluted earnings (loss) per share:
   Earnings from continuing operations
   Discontinued operations
   Net earnings per share

Weighted-average common shares outstanding:
    Basic
    Assuming dilution

Cash dividends declared per share of common stock

Depreciation, depletion, accretion and amortization
   from continuing operations

Effective tax rate from continuing operations

$848,296
81,025
929,321

575,008
81,025
656,033

273,288
67,854
(1,284)
206,718

4,810
914
7,713

204,729
63,421
141,308
(5,243)
$136,065

$1.48
(0.06)
$1.42

$1.45
(0.06)
$1.39

95,708
97,679

$0.37

$57,583

31.0%

$749,367
80,649
830,016

522,111
80,649
602,760

227,256
62,387
(37)
164,906

10,673
6,484
9,150

172,913
44,592
128,321
(6,105)
$122,216

$1.25
(0.06)
$1.19

$1.23
(0.06)
$1.17

102,320
104,397

$0.29

$55,759

25.8%

$2,298,349
227,822
2,526,171

1,603,662
227,822
1,831,484

694,687
198,076
(26,808)
523,419

27,659
5,034
19,689

536,423
173,972
362,451
(8,777)
$353,674

$3.68
(0.09)
$3.59

$3.60
(0.09)
$3.51

98,546
100,671

$1.11

$165,599

32.4%

$1,934,116
206,590
2,140,706

1,404,252
206,590
1,610,842

529,864
169,511
4,173
356,180

12,907
12,118
28,023

353,182
101,475
251,707
46,407
$298,114

$2.46
0.45
$2.91

$2.41
0.45
$2.86

102,503
104,376

$0.87

$162,944

28.7%

TABLE B
Vulcan Materials Company and Subsidiary Companies	(Amounts in thousands)
Consolidated Balance Sheets (Condensed and unaudited)	September 30 2006	December 31 2005	September 30 2005

Assets
Cash and cash equivalents
Medium-term investments
Accounts and notes receivable:
   Accounts and notes receivable, gross
   Less: Allowance for doubtful accounts
     Accounts and notes receivable, net
Inventories:
   Finished products
   Raw materials
   Products in process
   Operating supplies and other
     Inventories
Deferred income taxes
Prepaid expenses
     Total current assets
Investments and long-term receivables
Property, plant and equipment:
   Property, plant and equipment, cost
   Less: Reserve for depreciation, depletion and amortization
     Property, plant and equipment, net
Goodwill
Other assets
     Total assets

Liabilities and Shareholders' Equity
Current maturities of long-term debt
Short-term borrowings
Trade payables and accruals
Other current liabilities
     Total current liabilities
Long-term debt
Deferred income taxes
Other noncurrent liabilities
Shareholders' equity
     Total liabilities and shareholders' equity

$68,651
-

483,356
(4,572)
478,784

209,216
10,300
1,876
16,705
238,097
18,735
27,070
831,337
6,985

3,758,480
(1,992,564)
1,765,916
625,076
180,924
$3,410,238

$32,547
236,750
174,510
131,074
574,881
322,267
297,191
302,801
1,913,098
$3,410,238

$275,138
175,140

480,647
(4,277)
476,370

170,539
9,602
1,589
16,022
197,752
23,184
17,138
1,164,722
6,942

3,481,708
(1,877,741)
1,603,967
617,083
196,170
$3,588,884

$272,067
-
142,221
164,726
579,014
323,392
275,065
284,872
2,126,541
$3,588,884

$253,594
192,720

540,709
(4,166)
536,543

158,853
8,727
1,525
16,774
185,879
42,446
20,643
1,231,825
6,919

3,429,186
(1,838,360)
1,590,826
646,833
178,318
$3,654,721

$242,120
-
146,788
158,318
547,226
355,308
300,432
287,870
2,163,885
$3,654,721

TABLE C
Vulcan Materials Company and Subsidiary Companies Consolidated Statements of Cash Flows (Condensed and unaudited)	(Amounts in thousands) Nine Months Ended September 30

Operating Activities
Net earnings
Adjustments to reconcile net earnings to
  net cash provided by operating activities:
    Depreciation, depletion, accretion and amortization
    Net gain on sale of property, plant and equipment
    Net gain on sale of contractual rights
    Contributions to pension plans
    Increase in assets before initial
      effects of business acquisitions and dispositions
    Increase in liabilities before initial
      effects of business acquisitions and dispositions
    Other, net
      Net cash provided by operating activities

Investing Activities
Purchases of property, plant and equipment
Proceeds from sale of property, plant and equipment
Proceeds from sale of contractual rights, net of cash transaction fees
Proceeds from sale of Chemicals business, net of cash transaction fees
Payment for partner's interest in consolidated Chemicals joint venture
Payment for businesses acquired, net of acquired cash
Purchases of medium-term investments
Proceeds from sales and maturities of medium-term investments
Change in investments and long-term receivables
Other, net
      Net cash provided by (used for) investing activities

Financing Activities
Net short-term borrowings
Payment of short-term debt and current maturities
Payment of long-term debt
Purchases of common stock
Dividends paid
Proceeds from exercise of stock options
Excess tax benefits from exercise of stock options
Other, net
      Net cash used for financing activities

Net decrease in cash and cash equivalents
Cash and cash equivalents at beginning of period
Cash and cash equivalents at end of period

2006

$353,674

165,618
(3,672)
(24,850)
(1,112)

(155,481)

29,688
(247)
363,618

(299,147)
5,909
24,850
141,916
-
(20,498)
-
175,140
172
(13)
28,329

236,750
(240,470)
-
(521,632)
(109,109)
23,036
12,991
          -
(598,434)

(206,487)
275,138
$68,651

2005

$298,114

163,392
(4,219)
-
(28,847)

(199,154)

35,655
9,197
274,138

(151,210)
5,069
-
209,327
(62,701)
(93,314)
(283,765)
270,255
620
           -
(105,719)

-
(1,291)
(8,253)
(123,125)
(89,046)
35,394
-
      46
(186,275)

(17,856)
271,450
$253,594

TABLE D

1.  Supplemental Cash Flow Information

Supplemental information referable to the Condensed Consolidated Statements of Cash Flows for the nine months ended September 30 is summarized below (amounts in thousands):

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
  Interest, net of amount capitalized
  Income taxes

Supplemental Schedule of Noncash Investing and Financing Activities
Liabilities assumed in business acquisitions
Accrued liabilities for purchases of property, plant and equipment
Proceeds receivable from exercise of stock options
Accrued liabilities for purchases of treasury stock
Noncash proceeds from the sale of the Chemicals business:
   Earn-outs
   Working capital adjustments

2006 $ 19,678 172,126 - 16,540 676 310 - -	2005 $ 26,170 173,053 4,709 9,608 - - 128,167 14,213
2. Net Sales and Unit Shipments	(Amounts in thousands)
	Three Months Ended September 30		Nine Months Ended September 30

Net Sales by Product - Customer

   Aggregates, excluding freight to remote
      distribution sites
    Freight to remote distribution sites
      Aggregates
      Asphalt mix
      Concrete
      Other products
        Total net sales

Unit Shipments
   Aggregates
      Customer tons
      Internal tons *
         Aggregates - tons

         Asphalt mix - tons

         Concrete - cubic yards

	2006 $543,695 37,166 580,861 155,448 69,700 42,287 $848,296 65,272 3,601 68,873 3,427 752	2005 $503,491 32,563 536,054 113,254 68,703 31,356 $749,367 69,787 3,938 73,725 3,537 870	2006 $1,502,449 107,990 1,610,439 366,760 206,784 114,366 $2,298,349 185,187 9,960 195,147 8,732 2,319	2005 $1,312,397 92,042 1,404,439 261,847 185,535 82,295 $1,934,116 184,827 10,363 195,190 8,645 2,428

*Represents tons shipped primarily to our other operations (e.g., asphalt mix and concrete).
  Revenue from internal shipments is not included in net sales as presented in the accompanying Consolidated
  Statements of Earnings.

TABLE E
Reconciliation of Non-GAAP Performance Measures (Amounts in thousands, except per share data)
Three Months Ended September 30		Nine Months Ended September 30

GAAP Earnings from continuing operations before
      income taxes
   Gain on sale of contractual rights (1)
   Gain from adjustment in the carrying value
      of the ECU earn-out (2)
Earnings from continuing operations before income
      taxes, excluding gains on sale of contractual rights
      and adjustment in the carrying value of the
      ECU earn-out (3)

2006 $204,729 (1) (4,734) $199,994	2005 $172,913 - (9,620) $163,293	2006 $536,423 (24,850) (27,720) $483,853	2005 $353,182 - (9,350) $343,832

GAAP Earnings from continuing operations,
      net of tax
   Gain on sale of contractual rights, net of tax (1)
   Gain from adjustment in the carrying
      value of the ECU earn-out, net of tax (2)
Earnings from continuing operations, excluding gains
      on sale of contractual rights and adjustment in the
      carrying value of the ECU earn-out, net of tax (3)

$141,308 (1) (2,837) $138,470	$128,321 - (5,765) $122,556	$362,451 (14,850) (16,613) $330,988	$251,707 - (5,603) $246,104

GAAP Diluted earnings per share from continuing
      operations
   After-tax gain per diluted share resulting from
      the sale of contractual rights (1)
   After-tax gain per diluted share resulting from
      the adjustment in the carrying value of the
      ECU earn-out (2)
Earnings per share from continuing operations,
      excluding gains on sale of contractual rights
      and adjustment in the carrying value of the
      ECU earn-out, net of tax (3)

$1.45 - (0.03) $1.42	$1.23 - (0.06) $1.17	$3.60 (0.15) (0.17) $3.28	$2.41 - (0.05) $2.36

(1) During the second quarter of 2006, the Company recognized a $25 million pretax gain from the sale of its contractual rights to mine the Bellwood quarry in Atlanta, Georgia. The City of Atlanta plans to convert the property into a city park and greenspace as part of a larger economic growth and development project around the city's perimeter. The Company worked with city and county officials to achieve this mutually beneficial transaction. Over the next two years, the Company will continue operating the quarry as it transitions customers to its existing 12 quarries in the greater Atlanta area and to a new, zoned site purchased in 2004 in anticipation of the Bellwood sale.

(2) In June 2005, the Company sold substantially all the assets of its Chemicals business, known as Vulcan Chemicals, to a subsidiary of Occidental Chemical Corporation, Basic Chemicals. Subject to certain conditions as defined in a separate earn-out agreement, Basic Chemicals is required to make future payments based on ECU and natural gas prices during the five-year period beginning July 1, 2005, capped at $150 million (ECU earn-out or ECU derivative). The ECU earn-out is accounted for as a derivative instrument; accordingly, it is reported at fair value. Changes to the fair value of the ECU derivative are recorded within continuing operations pursuant to SAB Topic 5:Z:5.

(3) The Company prepares and reports its financial statements in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Internally, management monitors the operating performance of its construction materials business using non-GAAP metrics similar to those above. These non-GAAP measures exclude the effects of two items, described more fully above: 1) the gain on the sale of contractual rights at the Bellwood quarry in Atlanta, Georgia, during the second quarter of 2006 (included in other operating income, net in the accompanying condensed consolidated statements of earnings), and 2) the ECU earn-out obtained in connection with the June 2005 sale of our Chemicals business, including the associated changes in carrying value (included in other income, net in the accompanying condensed consolidated statements of earnings).

     In Management's opinion, these non-GAAP measures are important indicators of the ongoing operations of our construction materials business and provide better comparability between reporting periods because they exclude items that may not be indicative of or are unrelated to our core business and provide a better baseline for analyzing trends in our core operations. The Company does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company believes the disclosure of the effects of these items increases the reader's understanding of the underlying performance of the business and that such non-GAAP financial measures provide investors with an additional tool to evaluate our financial results and assess our prospects for future performance.